Contact: Dave Dickson, +1 (703) 846-2378 or
         Tom Cooney, +1 (703) 846-4476


MOBIL ANNOUNCES FIRST QUARTER 1998 OPERATING EARNINGS OF $715 MILLION

                                         First Quarter
                                   1997      1998      Change
Operating Earnings ($millions)     844       715       (129)
     per share ($)                 1.05      0.90      (0.15)
     assuming dilution ($)         1.03      0.88      (0.15)

Net Income ($millions)             826       705       (121)
     per share ($)                 1.03      0.88      (0.15)
     assuming dilution ($)         1.01      0.86      (0.15)



 . Self-help initiatives, including volume growth, expense control and less refinery downtime, plus higher M&R margins offset much of the impact of the sharp decline in crude oil prices

 . Downstream earnings more than doubled

 . Asia-Pacific downstream was a major contributor with earnings up substantially despite the economic downturn in the region

 . Benefits continued to ramp up from Europe downstream alliance with BP

 . E&P volumes up 1 percent despite operating problems in Nigeria and Australia that have now been resolved

 . Dividend increased 7.5 percent on annualized basis

Fairfax, VA, April 22, 1998 - Mobil Corporation today reported first quarter
1998 estimated operating earnings of $715 million. This is a decrease of $129 million, or 15 percent, from the $844 million earned in the same period last year. Operating earnings per common share, assuming dilution, were $0.88, compared with $1.03 in the first quarter of 1997. Including special items, net income for the quarter was $705 million, or $0.86 per common share, versus $826 million, or $1.01 per share, last year. This year's first quarter net income included a $10 million special charge for on-going implementation costs associated with the BP European alliance, while last year's first quarter net income included a charge of $18 million for these implementation costs.

"Crude oil prices weakened considerably in this year's first quarter, averaging about $7 per barrel below the same quarter last year," said Mobil Chairman and CEO Lucio A. Noto. "Additionally, natural gas prices in North America were down substantially as a result of unusually warm winter weather. Despite these difficult business conditions, Mobil's earnings held up fairly well due to higher margins in the downstream business and self-help programs (volume growth, performance improvements and expense control), which contributed about
$100 million in the first quarter.

"In the Upstream, Mobil's production grew by 1 percent, primarily from higher volumes in Equatorial Guinea and the Hibernia field in Canada. In addition, production benefited from the streaming of the Gobe development in Papua New
Guinea, the first oil shipped from Turkmenistan and a debottlenecking at the Tengiz field in Kazakhstan. The increase in production occurred despite a pipeline break in Nigeria, the Griffin platform in Australia being out of service and lower natural gas production in the United States and Europe due to warmer weather. Additionally, production was down in Indonesia and in the United Kingdom. In the Downstream, trade sales were strong, both in the United
States and in the international area. Chemical reported higher volumes in all businesses.

"In addition to growth, self help included benefits from the BP downstream alliance in Europe, reduced refinery downtime in the U.S., refinery upgrading projects in Singapore, Japan and Australia, as well as restructuring in Japan and Australia. Asia- Pacific earnings were stronger than they have been for any quarter since 1995, despite the economic downturn in the region."

Noto concluded, "The recent collapse of crude oil prices and the resulting benefit to downstream margins, particularly in the international area, are evidence of the continuing volatility in business conditions which we face.
Due to uncertainty with respect to the pace of economic recovery in Asia and the outlook for crude oil supplies in the near term, Mobil will continue to focus on self-help initiatives to sustain and grow earnings."

The following comments address the operating performance of the major business segments during the first quarter of 1998 as compared with the same quarter in 1997 (refer to Table 2):

     COMPARISON OF FIRST QUARTER 1998 WITH FIRST QUARTER 1997

     - Exploration & Producing operating earnings of $390 million were $304 million lower than last year's $694 million, which was a record for a quarter.

        In the United States, earnings of $80 million decreased $144 million, almost entirely due to the fall in crude oil and natural gas prices.

        International earnings of $310 million were $160 million lower, again reflecting the significant decline in crude oil and natural gas prices.

     - Marketing & Refining operating earnings of $325 million were $175 million higher than in 1997.

        Operating earnings in the United States were $86 million versus a loss of $42 million in the first quarter of 1997.
        The improvement was due to higher industry margins reflecting benefits from falling crude oil prices, lower scheduled and unscheduled refinery downtime, and reduced operating expenses.
        Lube earnings were up, primarily due to higher margins.

        International earnings of $239 million were $47 million higher than in 1997. In Europe, earnings improved due to increased benefits from the BP alliance and higher integrated margins. Earnings were also higher in Asia-Pacific, reflecting relatively strong marketing margins, higher trade sales and improved refinery performance.
        Additionally, benefits were realized from streaming the Altona FCC, the Japan (Kawasaki) resid upgrader, the Jurong lube hydrocracker and favorable expense performance.

    - Chemical earnings of $67 million were $18 million lower than last year as a result of lower polyethylene and paraxylene margins.

    - Corporate and Financing expenses of $67 million were $18 million lower than in the first quarter of 1997 primarily due to the timing of expenses and certain one-time benefits in this year's first quarter.

    Estimates of key financial and operating data are shown below and on the attached tables.

Investment Spending for the first quarter of 1998 was $855 million, $21 million higher than in the comparable period last year.

Mobil's Return on Average Shareholders' Equity for the twelve months ended March
31, 1998, based on net income, was 16.3 percent, compared with 17.0 percent for calendar year 1997. (On an operating basis, excluding special items, returns were 17.1 percent and 17.8 percent for the same periods.) Return on Average
Capital Employed for the twelve months ended March 31, 1998, based on net income, was 12.5 percent, compared with 13.4 percent for calendar year 1997.
(On an operating basis, excluding special items, returns were 13.1 percent and 14.0 percent for the same periods.)

Mobil's Debt-to-Capitalization Ratio was 27 percent at March 31, 1998, and 25 percent at December 31, 1997.

Common Stock Dividends were increased 7.5 percent in the first quarter of 1998 to $0.57 per common share, up from the prior quarterly rate of $0.53 per share.


                                                         Table 1
                     MOBIL CORPORATION

                                         First Quarter
                                      -----------------------
                                       1997    1998     Incr/
INCOME  ($MM)                                          (Decr)
                                      ------  -------  ------
Petroleum Operations
  E&P: United States                    224       80    (144)
       International                    470      310    (160)
                                      ------  -------  ------
  Total Exploration & Producing         694      390    (304)

  M&R: United States                    (42)      86     128
       International                    174      229      55
                                      ------  -------  ------
  Total Marketing & Refining            132      315     183
                                      ------  -------  ------
Total Petroleum                         826      705    (121)

Chemical                                 85       67     (18)
Corporate and Financing (a)             (85)     (67)     18
                                      ------  -------  ------
Net Income                              826      705    (121)
==========                            ======= ======== =======

COMMON SHARES OUTSTANDING (MM)
  End of Period                       788.0    781.9    (6.1)
  Average                             788.1    782.1    (6.0)
  Average -- Assuming Dilution        816.3    810.4    (5.9)

NET INCOME PER COMMON SHARE ($)(b)     1.03     0.88   (0.15)
  Assuming Dilution (c)                1.01     0.86   (0.15)

DIVIDENDS
  Common Stock
    Total Paid ($MM)                    418      445      27
    Per Share ($)                      0.53     0.57    0.04

  Preferred Stock ($MM)                  13       13       -



(a) Includes corporate administrative expenses, net financing expense and other items.
(b) The earnings per common share calculation is based on income, less preferred stock dividend requirements, divided by the weighted average number of common shares outstanding.
(c) Net income per common share assuming dilution includes the dilutive effects of stock options and convertible preferred stock.

                                                                  Table 2
                     MOBIL CORPORATION

                                          First Quarter
                                    -----------------------
INCOME ADJUSTED FOR SPECIAL          1997    1998     Incr/
  ITEMS ($MM)                                        (Decr)
                                    ------  -------  ------
Petroleum Operations
  E&P: United States                  224       80    (144)
       International                  470      310    (160)
                                    ------  -------  ------
  Total Exploration & Producing       694      390    (304)

  M&R: United States                  (42)      86     128
       International                  192      239      47
                                    ------  -------  ------
  Total Marketing & Refining          150      325     175
                                    ------  -------  ------
Total Petroleum                       844      715    (129)

Chemical                               85       67     (18)
Corporate and Financing (a)           (85)     (67)     18
                                    ------  -------  ------
Operating Earnings (Before
 Special Items)                       844      715    (129)

Special Items                         (18)     (10)      8
                                    ------  -------  ------
Net Income                            826      705    (121)
==========                          ======  =======  =======



EARNINGS PER COMMON SHARE ($)
  BASED ON:

     Operating Earnings (Before      1.05     0.90   (0.15)
        Special Items)
       Assuming Dilution (c)         1.03     0.88   (0.15)

     Net Income (b)                  1.03     0.88   (0.15)
       Assuming Dilution (c)         1.01     0.86   (0.15)

(a) Includes corporate administrative expenses, net financing expense and other items.
(b) The earnings per common share calculation is based on income, less preferred stock dividend requirements, divided by the weighted average number of common shares outstanding.
(c) Earnings per common share assuming dilution includes the dilutive effects of stock options and convertible preferred stock.

                                                                   Table 3

                      MOBIL CORPORATION


($MM)               1997 by Quarter and Year             1998
SPECIAL ITEMS       -----  ---- ----- -----    ----     ------
AFFECTING INCOME     1Q     2Q   3Q    4Q      Year       1Q
                    -----  ---- ----- -----    ----     ------
E&P United States
  Asset Sales         -     -     53    -        53          -
  Litigatio n         -     -    (12)   -       (12)         -
  Employee Performance
  Award               -     -     (4)   -        (4)         -

E&P International
  Asset Sales         -     -      -    41        41         -
  Employee Performance
  Award               -     -     (4)   -         (4)        -

M&R United States
  Asset Impairment    -    -       -   (18)      (18)         -
  LIFO/Other Inv. Adj -    -             8         8          -
  Employee Performance
     Award            -    -     (10)    -       (10)         -

M&R International
  LIFO/Other Inv. Adj -   -        -    12         12          -
  Restructuring     (18) (20)    (72) (148)      (258)       (10)
  Employee Performance
     Award            -   -      (21)    -        (21)         -

Chemical
  Asset Sales        -    -       48      -        48          -
  Litigation         -    -       10      -        10          -
  Employee Performance
     Award           -    -       (5)     -        (5)         -

Corporate and Financing
  Asset Sales        -    -       39      -        39          -
  Litigation         -    -      (31)     -       (31)         -
  Employee Performance
     Award           -    -       (6)     -        (6)         -
                   ----- ----   -----   -----     ----       ------
Total Special Items(18) (20)     (15)   (105)    (158)        (10)
                   ===== ====   =====   =====    =====       ======

                                                              Table 4

                       MOBIL CORPORATION

                                      First Quarter
                               -------------------------
INVESTMENT SPENDING ($MM)       1997      1998    Incr/
                                                 (Decr)
                               -------   ------- -------
Capital and Exploration
Expenditures
Petroleum Operations
  Exploration & Producing
    United States                  72        98      26
    International                 466       501      35
                               -------   ------- -------
    Total E&P                     538       599      61
                               -------   ------- -------
  Marketing & Refining
    United States                  75        60     (15)
    International                  94        43     (51)
                               -------   ------- -------
    Total M&R                     169       103     (66)
                               -------   ------- -------
Total Petroleum                   707       702      (5)
Chemical                           54        26     (28)
Other                              11        28      17
                               -------   ------- -------
Total Capital and Exploration
  Expenditures                    772       756     (16)
Cash Investments in Equity
  Companies                        62        99      37
                               -------   ------- -------
Total Investment Spending         834       855      21
                               ========  ================
Memo:
Exploration expenses charged
  to income, included above
    United States                   5        17      12
    International                  70        57     (13)
                               -------   ------- -------
Total Exploration Expenses         75        74      (1)
                               =======   ======= =======
==========================================================
OTHER FINANCIAL DATA ($MM)
Total Revenues                 16,186    13,630  (2,556)

Depreciation, Depletion,
  and Amortization                643       599     (44)

Income Taxes                      864       529    (335)

AVERAGE U.S. PRICES
  Crude  ($/BBL) -- Mobil       19.90     13.26   (6.64)
  Crude  ($/BBL) -- Mobil+Aera  18.54     11.74   (6.80)
  NGL  ($/BBL)                  12.44      9.71   (2.73)
  Natural Gas ($/MCF)            2.75      2.04   (0.71)

AVERAGE  INT'L. PRICES
  Crude  ($/BBL)                21.55     13.44   (8.11)
  Natural Gas ($/MCF)            3.06      2.42   (0.64)

                                                           Table 5

                       MOBIL CORPORATION

                                  First Quarter
                             ----------------------
                              1997    1998   Incr/
OPERATING HIGHLIGHTS                         (Decr)
                             ------  ------  ------
NET PRODUCTION OF LIQUIDS (TBD)

  United States                235     240       5

  Australia                     27      30       3
  Canada                        45      63      18
  Equatorial Guinea             25      46      21
  Indonesia                     57      44     (13)
  Kazakhstan                    34      42       8
  Nigeria                      243     243       -
  Norway                        78      79       1
  United Kingdom                76      65     (11)
  Middle East/Other             68      69       1
                             ------  ------  ------
  Total International          653     681      28
                             ------  ------  ------
  Worldwide                    888     921      33
                             ======= ======= ======

NET PRODUCTION OF NATURAL GAS (MMCFD)

  United States              1,208   1,123     (85)

  Canada                       371     430      59
  Germany                      594     550     (44)
  Indonesia                  1,661   1,614     (47)
  United Kingdom               822     747     (75)
  Other                        299     365      66
                             ------  ------  ------
  Total International        3,747   3,706     (41)
                             ------  ------  ------
  Worldwide                  4,955   4,829    (126)
                             ======= ======= ======
TOTAL NET
  PRODUCTION (TBDOE)         1,786   1,796      10
                             ======= ======= ======

                                                            Table 6

                       MOBIL CORPORATION
                                          First Quarter
                                      ---------------------
                                       1997   1998   Incr/
OPERATING HIGHLIGHTS                                 (Decr)
                                      ------  -----  ------
REFINERY RUNS (TBD)
    United States                       860    900      40
    Europe (a)                          352    370      18
    Asia-Pacific                        695    747      52
    All Other                           189    179     (10)
                                      ------ ------  ------
    Worldwide                         2,096  2,196     100
                                      =====  =====   ======

PETROLEUM PRODUCT SALES (TBD)
    (Includes Trade and Supply Sales)
  United States
     Automotive Gasoline
      Sales to Trade                    545    561      16
      Supply/Other Sales                201    178     (23)
                                      ------ ------  ------
    Total Automotive Sales              746    739      (7)
    Distillates/Jet Fuel                405    379     (26)
    Other                               207    241      34
                                      ------ ------  ------
    Total United States               1,358  1,359       1
  Europe (a)                            690    664     (26)
  Asia-Pacific                          861    840     (21)
  All Other                             389    454      65
                                      ------ ------  ------
    Total International               1,940  1,958      18
                                      ------ ------  ------
  Worldwide                           3,298  3,317      19
                                      ====== ====== =======
CHEMICAL SALES (MM LBS)
  Worldwide Polyethylene Resin          697    702       5
  Worldwide Paraxylene                  346    456     110

CHEMICAL SALES BY PRODUCT CATEGORY ($MM)
  Petrochemicals                        526    472     (54)
  Films Products                        191    167     (24)
  Chemical Products                      34     38       4
                                      ------  -----  ------
    Total                               751    677     (74)
                                      ======= ====== =======

(a) Includes Mobil's pro rata share for the European alliance with BP.




